                                                                    EXHIBIT 10.2

                            SHARED SERVICES AGREEMENT

                          DATED AS OF JANUARY 30, 2005

                                     BETWEEN

                                    DSW INC.

                                       AND

                              RETAIL VENTURES, INC.

                                TABLE OF CONTENTS

                                                                                  PAGE
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.    Definitions....................................................    2
SECTION 1.02.    Internal References............................................    5

                                   ARTICLE II
                          PURCHASE AND SALE OF SERVICES

SECTION 2.01.    Purchase and Sale of Retail Venture Services...................    5
SECTION 2.02.    Purchase and Sale of DSW Services..............................    6
SECTION 2.03.    Additional Services............................................    6

                                   ARTICLE III
                          SERVICE COSTS; OTHER CHARGES

SECTION 3.01.    Service Costs Generally........................................    7
SECTION 3.02.    Customary Billing..............................................    7
SECTION 3.03.    Pass-Through Billing...........................................    7
SECTION 3.04.    Percent of Sales Billing.......................................    8
SECTION 3.05.    Benefit Billing................................................    8
SECTION 3.06.    Invoicing and Settlement of Costs..............................    8

                                   ARTICLE IV
                   STANDARD OR PERFORMANCE AND INDEMNIFICATION

SECTION 4.01.    General Standard of Service....................................    9
SECTION 4.02.    Delegation.....................................................    9
SECTION 4.03.    Limitation of Liability........................................   10
SECTION 4.04.    Indemnification Related to Retail Ventures Services............   12
SECTION 4.05.    Indemnification Related to DSW Services........................   12

                                    ARTICLE V
                              TERM AND TERMINATION

SECTION 5.01.    Term...........................................................   13
SECTION 5.02.    Termination....................................................   13
SECTION 5.03.    Effect of Termination..........................................   14

                                        i
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
                                   ARTICLE VI
                                INSURANCE MATTERS

SECTION 6.01.    DSW Insurance Coverage During Transition Period................   14
SECTION 6.02.    Cooperation; Payment of Insurance Proceeds to DSW; Agreement
                     not to Release Carriers....................................   15
SECTION 6.03.    DSW Insurance Coverage After the Insurance Transition Period...   15
SECTION 6.04.    Deductibles and Self-Insured Obligations.......................   16
SECTION 6.05.    Procedures with Respect to Insured DSW Liabilities.............   16
SECTION 6.06.    Insufficient Limits of Liability for Retail Ventures
                     Liabilities and DSW Liabilities............................   16
SECTION 6.07.    Cooperation....................................................   17
SECTION 6.08.    No Assignment or Waiver........................................   17
SECTION 6.09.    No Liability...................................................   17
SECTION 6.10.    Additional or Alternate Insurance..............................   17
SECTION 6.11.    Forebearance and Prior Insurance Coverage......................   17
SECTION 6.12.    Further Agreements.............................................   18

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01.    Annual Budget..................................................   18
SECTION 7.02.    Employment Matters.............................................   18
SECTION 7.03.    Shared Expenses Agreement......................................   18

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.    Prior Agreements...............................................   19
SECTION 8.02.    Other Agreements...............................................   19
SECTION 8.03.    Future Litigation and Other Proceedings........................   19
SECTION 8.04.    No Agency......................................................   19
SECTION 8.05.    Subcontractors.................................................   19
SECTION 8.06.    Force Majeure..................................................   20
SECTION 8.07.    Entire Agreement...............................................   20
SECTION 8.08.    Information....................................................   20
SECTION 8.09.    Notices........................................................   21
SECTION 8.10.    Governing Law..................................................   21
SECTION 8.11.    Severability...................................................   21
SECTION 8.12.    Amendment......................................................   21
SECTION 8.13.    Counterparts...................................................   22
SECTION 8.14.    Authority......................................................   22

                                    SCHEDULES

SCHEDULE I:      Services To Be Provided By Retail Ventures, Inc.
SCHEDULE II:     Services To Be Provided By DSW Inc.
SCHEDULE III:    Insurance Policies Maintained by Retail Ventures, Inc.

                            SHARED SERVICES AGREEMENT

      This Shared Services Agreement is entered into to be effective as of January 30, 2005 by and between DSW Inc., an Ohio corporation ("DSW"), and Retail Ventures, Inc. an Ohio corporation ("Retail Ventures"). DSW and Retail Ventures are sometimes being referred to herein separately as a "Party" and together as the "Parties". Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article I hereof.

                                    RECITALS

      WHEREAS, Retail Ventures beneficially owns 100% of the issued and outstanding common shares of DSW;

      WHEREAS, the Parties currently contemplate that the Articles of Incorporation of DSW will be amended to authorize 170,000,000 Class A common shares, without par value (the "Class A common shares") and 100,000,000 Class B common shares, without par value (the "Class B common shares"), and to change the currently outstanding DSW common share into 27,702,667 Class B common shares, all of which Class B common shares will be beneficially-owned by Retail Ventures;

      WHEREAS, the Parties currently contemplate that DSW will make an initial public offering (the "Offering") of an amount of Class A common shares pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement");

      WHEREAS, immediately following consummation of the Offering, Retail Ventures will own Class B common shares evidencing at least 80.1% of the combined voting power of the holders of the Class A common shares and the Class B common shares with respect to all shareholder matters;

      WHEREAS, Retail Ventures directly or indirectly provides certain administrative, financial, management and other services to the DSW Entities (as defined below), and DSW directly or indirectly provides certain administrative, management and other services to the Retail Ventures Entities (as defined below);

      WHEREAS, following consummation of the Offering, Retail Ventures desires to continue to provide certain administrative, financial, management and other services to the DSW Entities, and DSW desires to continue to provide certain administrative, management and other services to the Retail Ventures Entities, as more fully set forth in this Agreement; and

      WHEREAS, each Party desires to set forth in this Agreement the principal terms and conditions pursuant to which certain services will be provided by it to, and certain services will be provided to it by, the other Party;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

                              ARTICLE I DEFINITIONS

      SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:

      "Agreement" means this Shared Services Agreement, together with the schedules and exhibits hereto, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Columbus, Ohio are authorized or required by law to close.

      "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of such Person's property under applicable law.

      "Department" means a business section or division of a Party.

      "Distribution Date" means the date on which Retail Ventures is no longer required to consolidate DSW's results of operations and financial condition (determined in accordance with generally accepted accounting principles consistently applied) with Retail Ventures' results of operations and financial condition.

      "DSW Business" means the specialty branded footwear retail business engaged in by DSW, as more completely described in the Registration Statement, and any businesses added under the control of DSW.

      "DSW Entities" means DSW Inc. and its Subsidiaries, and "DSW Entity" means any one of the DSW Entities.

      "DSW Liabilities" has the meaning set forth in the Master Separation Agreement.

      "DSW Services" means the various services to be provided by DSW on behalf of the Retail Ventures Entities as described in this Agreement and/or in
Schedule II.

      "Exchange Agreement" means an agreement between the parties relating to the exchange of Class A common shares for Class B common shares.

      "Insurance Policies" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

      "Insurance Proceeds" means those monies: (a) received by an insured from an insurance carrier; or (b) paid by an insurance carrier on behalf of the insured; or (c) from Insurance Policies.

      "Insured DSW Liability" means any DSW Liability to the extent that (i) it is covered under the terms of Retail Ventures' Insurance Policies in effect prior to the end of the Insurance Transition Period, and (ii) DSW is not a named insured under, or otherwise entitled to the benefits of, such Insurance Policies.

      "Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

      "Master Separation Agreement" means an agreement to be entered into by the Parties in connection with the Offering to set forth the principal arrangements between them regarding the separation of the DSW business from Retail Ventures.

      "Offering Date" means 12:01 a.m., New York City Time, on the date on which the Offering is consummated.

      "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (including any department or agency thereof) or other entity.

      "Retail Ventures Entities" means Retail Ventures and its Subsidiaries (other than the DSW Entities), and "Retail Venture Entity" means any one of the Retail Venture Entities currently in place on the effective date of the Registration Statement and any businesses added under the control of Retail Ventures.

      "Retail Ventures Services" means the various services to be provided by Retail Ventures on behalf of the DSW Entities as described in this Agreement, in
Schedule I and/or in Schedule III.

      "RVSI" means Retail Ventures Services, Inc., an Ohio corporation and wholly-owned subsidiary of Retail Ventures.

      "Schedule I" means the first Schedule attached hereto which lists Services to be provided by Retail Ventures on behalf of or for DSW Entities and sets forth the related Retail Ventures Service Costs and/or billing methodology.

      "Schedule II" means the second Schedule attached hereto which lists Services to be provided by DSW on behalf of or for Retail Ventures Entities and sets forth the related DSW Service Costs and/or billing methodology.

      "Schedule III" means the third Schedule attached hereto which lists the Insurance Policies to be maintained by Retail Ventures on behalf of or for the DSW Entities and premium expenses and/or the methodology for calculating the premium expenses to be paid by DSW for insurance coverage under such Insurance Policies.

      "Schedules" means any one or more of the schedules referred to in and attached to this Agreement.

      "Services" means the DSW Services and/or the Retail Ventures Services, as the context may require.

      "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

      "Tax Separation Agreement" means the Tax Separation Agreement attached as Exhibit A to the Master Separation Agreement.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                            SECTION
----                                                            -------
Annual Budget                                                   7.01
Actions                                                         4.04(a)
Applicable Insurance                                            6.11(a)
Benefit Billing                                                 3.01
Benefits Services                                               3.05(b)
Billing Party                                                   3.02
Class A common shares                                           Preamble
Class B common shares                                           Preamble
Coverage Amount                                                 6.06(a)(i)
Customary Billing                                               3.01
DSW Covered Parties                                             6.01(a)
DSW Inc.                                                        Preamble
DSW Indemnified Person                                          4.04(b)
DSW Service Costs                                               3.01
Employee Welfare Plans                                          4.02
Force Majeure                                                   8.06(a)
Initial Term                                                    5.01
Insurance Transition Period                                     6.01(a)
Net Sales Ratio                                                 3.04

Offering                                                        Preamble
Overallocated Party                                             6.06(a)(iii)
Parties                                                         Preamble
Party                                                           Preamble
Pass-Through Billing                                            3.01
Payment Date                                                    3.06(b)
Percent of Sales Billing                                        3.01
Prior Agreements                                                8.01
Receiving Party                                                 3.02
Registration Statement                                          Preamble
Retail Ventures                                                 Preamble
Retail Ventures Indemnified Person                              4.03(a)
Retail Ventures Insurance Policies                              6.01(a)
Retail Ventures Plans                                           3.05(a)
Retail Ventures Service Costs                                   3.01
Service Costs                                                   3.06(a)
Shared Expenses Agreement                                       7.03
Terminated Party                                                5.03(a)
Terminating Party                                               5.03(a)
Underallocated Party                                            6.06(a)(iii)

      SECTION 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II
                          PURCHASE AND SALE OF SERVICES

      SECTION 2.01. Purchase and Sale of Retail Ventures Services.

      (a) Subject to the terms and conditions of this Agreement and in consideration of the Retail Ventures Service Costs described below, Retail Ventures agrees to provide to the applicable DSW Entities, or to procure the provision to such entities, and DSW agrees to purchase from Retail Ventures, the Retail Ventures Services. Unless otherwise specifically agreed by Retail Ventures and DSW, the Retail Ventures Services shall be substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, the DSW Entities by Retail Ventures and/or its Subsidiaries prior to the Offering Date.

      (b) The Parties acknowledge and agree that (i) the Retail Ventures Services to be provided by the applicable Retail Ventures Entities under this Agreement shall, at DSW 's request, be provided directly to Subsidiaries of DSW and (ii) Retail Ventures may satisfy its obligation to provide or to procure the Retail Ventures Services hereunder by causing one or more of its Subsidiaries, including, but not limited to, RVSI, to provide or to procure such services. With respect to the Retail Ventures Services provided to, or procured on behalf of, any

Subsidiary of DSW, DSW agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such services pursuant to this Agreement.

      Section 2.02. Purchase and Sale of DSW Services

      (a) Subject to the terms and conditions of this Agreement and in consideration of the DSW Service Costs described below, DSW agrees to provide to the applicable Retail Ventures Entities, or to procure the provision to such entities of, and Retail Ventures agrees to purchase from DSW, the DSW Services. Unless otherwise specifically agreed by Retail Ventures and DSW, the DSW Services shall be substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, the Retail Ventures Entities by DSW and/or its Subsidiaries (and/or the Retail Ventures Departments providing the Services which are now a part of DSW) prior to the Offering Date.

      (b) The Parties acknowledge and agree that (i) the DSW Services to be provided by the applicable DSW Entities on behalf of Retail Ventures under this Agreement shall, at Retail Ventures' request, be provided directly to Subsidiaries of Retail Ventures and (ii) DSW may satisfy its obligation to provide or to procure the DSW Services hereunder by causing one or more of its Subsidiaries to provide or to procure such services. With respect to the DSW Services provided to, or procured on behalf of, any Subsidiary of Retail Ventures, Retail Ventures agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such services pursuant to this Agreement.

      SECTION 2.03 Additional Services.

      (a) In addition to the Retail Ventures Services to be provided or procured by Retail Ventures in accordance with Section 2.01, if requested by DSW, and to the extent that Retail Ventures and DSW may mutually agree, Retail Ventures shall provide additional services (including services not provided by Retail Ventures to the DSW Entities prior to the Offering Date) to DSW. The scope of any such services, as well as the costs and other terms and conditions applicable to such services, shall be as mutually agreed by Retail Ventures and DSW.

      (b) In addition to the DSW Services to be provided or procured by DSW in accordance with Section 2.02, if requested by Retail Ventures, and to the extent that Retail Ventures and DSW may mutually agree, DSW shall provide additional services (including services not provided by DSW to the Retail Ventures Entities prior to the Offering Date) to Retail Ventures. The scope of any such services, as well as the costs and other terms and conditions applicable to such services, shall be as mutually agreed by Retail Ventures and DSW.

                                   ARTICLE III
                          SERVICE COSTS; OTHER CHARGES

      SECTION 3.01. Service Costs Generally. The Schedules hereto indicate, with respect to the DSW Services and the Retail Ventures Services, respectively, listed therein, whether the costs to be charged for Services are to be determined by (i) the customary billing method described in Section 3.02 ("Customary Billing"), (ii) the pass-through billing method described in Section
3.03 ("Pass-Through Billing"), (iii) the percentage of DSW's net sales method described in Section 3.04 ("Percent of Sales Billing"), (iv) a calculation of certain costs related to employee benefit plans and benefit arrangements described in Section 3.05 ("Benefit Billing"), or (v) another specified method. Unless otherwise indicated on the Schedules, the Customary Billing method will apply. The costs to be paid by DSW to Retail Ventures for Retail Venture Services are collectively referred to herein as the "Retail Ventures Service Costs". DSW agrees to pay to Retail Ventures in the manner set forth in Section
3.06 an amount equal to the Retail Ventures Service Costs applicable to each of the Retail Ventures Services provided or procured by Retail Ventures. The costs to be paid by Retail Ventures to DSW for the DSW Services are collectively referred to herein as the "DSW Service Costs". Retail Ventures agrees to pay to DSW in the manner set forth in Section 3.06 an amount equal to the DSW Service Costs applicable to each of the DSW Services provided or procured by DSW.

      SECTION 3.02. Customary Billing. The costs of Services as to which the Customary Billing method applies shall be equal to the costs customarily charged and/or allocated by one Party and/or one or more of its Subsidiaries or Departments (the "Billing Party") to the other Party and/or one or more of its Subsidiaries or Departments (the "Receiving Party") immediately prior to the Offering Date (it being understood that from and after the Offering Date such costs may be increased by the Billing Party in a manner consistent with the manner in which such costs were increased from time to time prior to the Offering Date, and consistent with the semi-annual reconciliation described in
Section 7.01).

      SECTION 3.03. Pass-Through Billing. The costs of Services as to which the Pass-Through Billing method applies shall be equal to the aggregate amount of third-party, out-of-pocket costs and expenses incurred by a Billing Party on behalf of a Receiving Party (which costs shall include but not be limited to the costs incurred in connection with obtaining the consent of any party to a contract or agreement to which any Billing Party is a party where such consent is related to and reasonably required for the provision of any Service). It is intended that Services provided by third parties will be billed directly to the Receiving Party by the third party; however, if a Billing Party incurs any such costs or expenses on behalf of any Receiving Party as well as businesses operated by the Billing Party, the Billing Party shall allocate any such costs or expenses in good faith between the various businesses on behalf of which such costs or expenses were incurred as set forth on any Schedule hereto or, if not set forth on a Schedule, then as the Billing Party shall determine in the exercise of the Billing Party's reasonable judgment. The Billing Party shall apply usual and accepted accounting conventions in making such allocations, and the Billing Party or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. The Billing Party shall make copies of such books and records available to the Receiving Party upon request and with reasonable notice.

      SECTION 3.04. Percent of Sales Billing. Retail Ventures Services for which the billing methodology is the Percent of Sales Billing method shall not be billed individually. Instead, Retail Ventures shall provide all such services for an aggregate annual cost equal to the amount obtained by multiplying (x) Retail Ventures' projected budget for all services which are the same or similar to the applicable Retail Ventures Service which are to be provided to all Retail Ventures Entities and DSW Entities for the relevant year, by (y) the projected net sales for the year of the DSW Entities divided by the aggregate projected net sales of all Retail Ventures Entities and DSW Entities (the "Net Sales Ratio"). At the end of the applicable fiscal year, actual expenses versus budgeted expenses for the relevant Retail Venture Service shall be compared and any overage or shortfall shall be allocated based upon the Net Sales Ratio. Retail Ventures' budget for Retail Venture Services to be provided to DSW as contemplated by this Section 3.04 shall be determined on a basis consistent with the manner in which Retail Ventures determines the similar budgets for the Retail Venture Entities.

      SECTION 3.05. Benefit Billing.

      (a) Prior to the Offering Date, certain associates of DSW participated in certain benefit plans sponsored by Retail Ventures ("Retail Ventures Plans"). On and after the Offering Date, DSW associates shall continue to be eligible to participate in the Retail Ventures Plans, subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. On and after the Offering Date, subject to regulatory requirements and the provisions of
Section 4.01 hereof, Retail Ventures shall continue to provide Benefit Services (as hereafter defined) to and in respect of DSW associates with reference to Retail Ventures Plans as administered by Retail Ventures prior to the Offering Date.

      (b) The costs payable by DSW for Retail Ventures Services relating to the administration of employee plans and benefit arrangements, which are included in Human Resources in Schedule I ("Benefit Services"), shall be determined and billed as set forth in Schedule I. The Parties acknowledge and agree that some of the costs associated with certain Retail Ventures Plans will be paid principally through DSW employee payroll deductions for such plans as specified in Schedule I. The Parties intend that the Retail Ventures Service Costs relating to the performance of Benefit Services shall not exceed reasonable compensation for such services as defined under applicable law.

      (c) Each Party may request changes in the applicable terms of or Retail Ventures Services relating to the Retail Ventures Plans, approval of which shall not be unreasonably withheld; provided, however, that changes in the terms and provisions of any of the Retail Ventures Plans shall be in the sole discretion of Retail Ventures. The Parties agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements associated with Retail Ventures Plans.

      SECTION 3.06. Invoicing and Settlement of Costs.

      (a) Except as otherwise provided in a Schedule to this Agreement or to the extent that Retail Ventures and DSW may mutually agree, each Billing Party shall invoice or notify the

Chief Executive Officer or Chief Financial Officer of the Receiving Party on a monthly basis (not later than the tenth day of each month), in a manner substantially similar to and consistent with the billing practices used in connection with services provided by Retail Ventures to the DSW Entities prior to the Offering Date (except as otherwise agreed), of the Service Costs related to services performed or procured by the Billing Party during the prior calendar month. As used herein, "Service Costs" means the Retail Ventures Service Costs, if Retail Ventures is the Billing Party, and the DSW Service Costs, if DSW is the Billing Party. In connection with the invoicing described in this Section 3.06(a), the Billing Party shall provide to the Receiving Party the same billing data and level of detail as customarily or similar to that provided to the Receiving Party prior to the Offering Date and such other related data as may be reasonably requested by the Receiving Party.

      (b) The Receiving Party agrees to pay to the Billing Party, on or before the 30th day after the date on which the Billing Party delivers to the Receiving Party an invoice or notice of Service Costs (or the next Business Day, if such 30th day is not a Business Day) (each, a "Payment Date"), by wire transfer of immediately available funds payable to the order of the Billing Party, all amounts so invoiced or noticed by the Billing Party pursuant to Section 3.06(a). If the Receiving Party fails to pay any monthly payment within 30 days of the relevant Payment Date, the Receiving Party shall be obligated to pay, in addition to the amount due on such Payment Date, interest on such amount at the prime, or best, rate announced by National City Bank, compounded monthly from the relevant Payment Date through the date of payment. Payment can be made via check, ACH or wire and, except as set forth in Section 3.15(c) of the Master Separation Agreement, offsetting is not permitted.

                                   ARTICLE IV
                   STANDARD OF PERFORMANCE AND INDEMNIFICATION

      SECTION 4.01. General Standard of Service. Except as otherwise agreed to in writing by the Parties or as described in this Agreement, and provided that a Party is not restricted by contract with third parties or by applicable law, the Parties agree that the nature, quality, and standard of care applicable to the delivery of the Services hereunder shall be substantially the same as or consistent with that applicable to the similar services provided by a Party to the other Party prior to the Offering Date. Retail Ventures shall use its reasonable efforts to ensure that the nature and quality of Services provided to DSW associates under Retail Ventures Plans, either by Retail Ventures directly or through administrators under contract, shall be undifferentiated as compared with the same services provided to or on behalf of Retail Ventures associates under Retail Ventures Plans.

      SECTION 4.02. Delegation. Subject to Section 4.01 above, DSW hereby delegates to Retail Ventures final, binding, and exclusive authority, responsibility, and discretion to interpret and construe the provisions of employee welfare benefit plans in which associates of DSW Entities have elected to participate and which are administered by Retail Ventures under this Agreement (collectively, "Employee Welfare Plans"). Retail Ventures may further delegate such authority to other parties to:

                  (i) provide administrative and other services;

                  (ii) reach factually supported conclusions consistent with the terms of the respective Employee Welfare Plans;

                  (iii) make a full and fair review of each claim denial and decision related to the provision of benefits provided or arranged for under the Employee Welfare Plans pursuant to the requirements of ERISA, if within 60 days after receipt of the notice of denial, a claimant requests in writing a review for reconsideration of such decisions (the party adjudicating the claim shall notify the claimant in writing of its decision on review and such notice shall satisfy all ERISA requirements relating thereto); and

                  (iv) notify the claimant in writing of its decision on review.

      SECTION 4.03. Limitation of Liability.

      (a) Retail Ventures Entities

            (i) DSW agrees that none of the Retail Ventures Entities and their respective directors, officers, agents, and employees (each, a "Retail Ventures Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any DSW Entity or any other Person for or in connection with the Retail Ventures Services rendered or to be rendered by any Retail Ventures Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Retail Ventures Indemnified Person's actions or inactions in connection with any Retail Ventures Services or such transactions, except for damages which have resulted from such Retail Ventures Indemnified Person's gross negligence or willful misconduct in connection with any Retail Ventures Services, actions or inactions.

            (ii) Notwithstanding the provisions of this Section 4.03(a), none of the Retail Venture Entities shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to, resulting from or arising in connection with any of the Retail Ventures Services or the performance of or failure to perform Retail Ventures' obligations under this Agreement. This disclaimer applies without limitation (1) to claims arising from the provision of the Retail Ventures Services or any failure or delay in connection therewith; (2) to claims for lost profits; (3) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and (4) regardless of whether such damages are foreseeable or whether Retail Ventures has been advised of the possibility of such damages.

            (iii) None of the Retail Venture Entities shall have any liability to any DSW Entity or any other Person for failure to perform Retail Ventures' obligations under this Agreement or otherwise, where (1) such failure to perform is not caused by the gross negligence or willful misconduct of the Retail Venture Entity designated to perform such obligations and (2) such failure to perform similarly affects the Retail Venture Entities receiving the same or similar services and does not have a disproportionately adverse effect on the DSW Entities, taken as a whole.

            (iv) In addition to the foregoing, DSW agrees that, in all circumstances, it shall use commercially reasonable efforts to mitigate and otherwise minimize damages to the DSW Entities, individually and collectively, whether direct or indirect, due to, resulting from or arising in connection with any failure by Retail Ventures to comply fully with Retail Ventures' obligations under this Agreement.

      (b) DSW Entities

            (i) Retail Ventures agrees that none of the DSW Entities and their respective directors, officers, agents, and employees (each, a "DSW Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any Retail Ventures Entity or any other Person for or in connection with the DSW Services rendered or to be rendered by any DSW Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any DSW Indemnified Person's actions or inactions in connection with any DSW Services or such transactions, except for damages which have resulted from such DSW Indemnified Person's gross negligence or willful misconduct in connection with any DSW Services, actions or inactions.

            (ii) Notwithstanding the provisions of this Section 4.03(b), none of the DSW Entities shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to, resulting from or arising in connection with any of the DSW Services or the performance of or failure to perform DSW's obligations under this Agreement. This disclaimer applies without limitation (1) to claims arising from the provision of the DSW Services or any failure or delay in connection therewith; (2) to claims for lost profits; (3) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and
      (4) regardless of whether such damages are foreseeable or whether DSW has been advised of the possibility of such damages.

            (iii) None of the DSW Entities shall have any liability to any Retail Ventures Entity or any other Person for failure to perform DSW's obligations under this Agreement or otherwise, where (1) such failure to perform is not caused by the gross negligence or willful misconduct of the DSW Entity designated to perform such obligations and (2) such failure to perform similarly affects the DSW Entities receiving the same or similar services and does not have a disproportionately adverse effect on the Retail Ventures Entities, taken as a whole.

            (iv) In addition to the foregoing, Retail Ventures agrees that, in all circumstances, it shall use commercially reasonable efforts to mitigate and otherwise minimize damages to Retail Ventures Entities, individually and collectively, whether direct or indirect, due to, resulting from or arising in connection with any failure by DSW to comply fully with DSW's obligations under this Agreement.

      SECTION 4.04. Indemnification Related to Retail Ventures Services.

      (a) DSW agrees to indemnify and hold harmless each Retail Ventures Indemnified Person from and against any damages related to, and to reimburse each Retail Ventures Indemnified Person for all reasonable expenses (including, without limitation, attorneys' fees) as they are incurred in connection with investigating, preparing, pursuing, or defending, any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any DSW Indemnified Person or any Retail Ventures Indemnified Person is a party (collectively, "Actions"), arising out of or in connection with Retail Ventures Services rendered or to be rendered by any Retail Ventures Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Retail Ventures Indemnified Person's actions or inactions in connection with any such Retail Ventures Services or transactions; provided that, DSW shall not be responsible for any damages incurred by any Retail Ventures Indemnified Person that have resulted from such Retail Ventures Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or Retail Ventures Services referred to above (it being understood and agreed that the provision by any Retail Venture Entity of any of the Retail Ventures Services contemplated by Schedule I hereof without obtaining the consent of any party to any Contract or agreement to which any Retail Ventures Entity is a party as of the date hereof shall not constitute gross negligence or willful misconduct by any Retail Ventures Entity, provided that, the relevant Retail Ventures Entity has used commercially reasonable efforts to obtain such consent).

      (b) Except as set forth in Section 4.04(c), Retail Ventures agrees to indemnify and hold harmless each DSW Indemnified Person from and against any damages related to, and to reimburse each DSW Indemnified Person for all reasonable expenses as they are incurred in connection with investigating, preparing, or defending, any Action arising out of or related to the gross negligence or willful misconduct of any Retail Ventures Indemnified Person in connection with the Retail Ventures Services rendered or to be rendered pursuant to this Agreement.

      (c) To the extent that any other Person has agreed to indemnify any Retail Ventures Indemnified Person or to hold a Retail Ventures Indemnified Person harmless and such Person provides services to Retail Ventures or any affiliate of Retail Ventures relating directly or indirectly to any employee plan or benefit arrangement for which Benefit Services are provided under this Agreement, Retail Ventures will exercise reasonable efforts (x) to make such agreement applicable to any DSW Indemnified Person so that each DSW Indemnified Person is held harmless or indemnified to the same extend as any Retail Ventures Indemnified Person and (y) to make available to each DSW Indemnified Person the benefits of such agreement.

      SECTION 4.05. Indemnification Related to DSW Services.

      (a) Retail Ventures agrees to indemnify and hold harmless each DSW Indemnified Person from and against any damages related to, and to reimburse each DSW Indemnified Person for all reasonable expenses (including, without limitation, attorneys' fees) as they are incurred in connection with investigating, preparing, pursuing, or defending, any Action arising out of or in connection with DSW Services rendered or to be rendered by any DSW Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any DSW Indemnified

Person's actions or inactions in connection with any such DSW Services or transactions; provided that, Retail Ventures shall not be responsible for any damages incurred by any DSW Indemnified Person that have resulted from such DSW Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or DSW Services referred to above (it being understood and agreed that the provision by any DSW Entity of any of the DSW Services contemplated by Schedule II hereof without obtaining the consent of any party to any Contract or agreement to which any DSW Entity is a party as of the date hereof shall not constitute gross negligence or willful misconduct by any DSW Entity, provided that, the relevant DSW Entity has used commercially reasonable efforts to obtain such consent).

      (b) DSW agrees to indemnify and hold harmless the Retail Ventures Indemnified Persons from and against any damages related to, and to reimburse each Retail Ventures Indemnified Person for all reasonable expenses as they are incurred in connection with investigating, preparing, or defending, any Action arising out of or related to the gross negligence or willful misconduct of any DSW Indemnified Person in connection with the DSW Services rendered or to be rendered pursuant to this Agreement.

                                    ARTICLE V
                              TERM AND TERMINATION

      SECTION 5.01. Term. Except as otherwise provided in this Article V, or in
Section 8.06 or as otherwise agreed in writing by the Parties, (a) this Agreement shall have an initial term from January 30, 2005 through January 31, 2008 (the "Initial Term"), and will be renewed automatically thereafter for successive one-year terms unless either Party elects not to renew this Agreement by notice in writing to the other Party not less than one hundred and eighty
(180) days prior to the end of any term, and (b) a Party's obligation to provide or to procure, and the other Party's obligation to purchase, a Service shall cease as of the applicable date set forth in the applicable Schedules or such earlier date determined in accordance with Section 5.02.

      SECTION 5.02. Termination.

      (a) Except as otherwise provided herein or in any Schedule hereto, the Parties may by mutual agreement from time to time terminate this Agreement with respect to one or more of the Services, in whole or in part.

      (b) Retail Ventures may terminate any DSW Service at any time if DSW shall have failed to perform any of its material obligations under this Agreement relating to such DSW Service, Retail Ventures shall have notified DSW in writing of such failure and such failure shall have continued for a period of at least thirty (30) days after receipt by DSW of written notice of such failure from Retail Ventures.

      (c) DSW may terminate any Retail Ventures Service at any time if Retail Ventures shall have failed to perform any of its material obligations under this Agreement relating to such Retail Ventures Service, DSW shall have notified Retail Ventures in writing of such failure, and such failure shall have continued for a period of at least thirty (30) days after receipt by Retail Ventures of written notice of such failure from DSW.

      SECTION 5.03. Effect of Termination.

      (a) Other than as required by law, upon termination of any Service pursuant to Section 5.02, or upon termination of this Agreement in accordance with its terms, the Party whose Service is terminated (the "Terminated Party") shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and the Party terminating such Service (the "Terminating Party") shall have no obligation to pay any fees relating to such terminated Services or to make any other payments hereunder; provided that, notwithstanding such termination, (i) the Terminating Party shall remain liable to the Terminated Party for fees owed and payable in respect of Services provided prior to the effective date of the termination; (ii) the Terminated Party shall continue to charge the Terminating Party for administrative and program costs relating to benefits paid after but incurred prior to the termination of any Service and other services required to be provided after the termination of such Service, and the Terminating Party shall be obligated to pay such expenses in accordance with the terms of this Agreement; and (iii) the provisions of Articles 4, 5, and 8 shall survive any such termination indefinitely. All program and administrative costs attributable to associates of any DSW Entity under Retail Ventures Plans that relate to any period after the effective date of any such termination shall be for the account of and paid by DSW.

      (b) Following termination of this Agreement with respect to any Service provided or procured by a Party, the Parties agree to cooperate with each other in providing for an orderly transition of such Service to the other Party or to a successor service provider as designated by the other Party. Without limiting the foregoing, Retail Ventures agrees to (i) provide to DSW, within 30 days of the termination of any Benefit Service, in a usable format designated by Retail Ventures, copies of all records relating directly or indirectly to benefit determinations with respect to any and all associates of a DSW Entity, including, but not limited to, compensation and service records, correspondence, plan interpretive policies, plan procedures, administration guidelines, minutes, and any data or records required to be maintained by law and (ii) work with DSW in developing a transition schedule with respect to such terminated Benefit Service.

                                   ARTICLE VI
                                INSURANCE MATTERS

      SECTION 6.01. DSW Insurance Coverage During Transition Period.

      (a) As of the Offering Date, Retail Ventures shall maintain insurance coverage under the Insurance Policies listed in Part (a) of Schedule III (the "Retail Ventures Insurance Policies"). Throughout the period beginning on the Offering Date and ending upon the earlier of (i) termination of the Service provided pursuant to this Article VI or (ii) termination or expiration of this Agreement in accordance with its terms (the "Insurance Transition Period"), Retail Ventures shall, subject to insurance market conditions and other factors beyond its control, maintain Insurance Policies covering and for the benefit of the DSW Entities and their respective directors, officers, and employees (collectively, the "DSW Covered Parties") which are comparable to those maintained generally by Retail Ventures covering the DSW Covered Parties prior to the Offering Date; provided, however, that if Retail Ventures determines that
(i) the amount or scope of such insurance coverage will be reduced to a level materially inferior to the level of insurance coverage in existence immediately prior to the Insurance Transition Period or
(ii) the retention or deductible level applicable to such insurance coverage, if any, will be increased to a level materially greater than the levels in existence immediately prior to the Insurance Transition Period, each other than as a result of the Offering, Retail Ventures shall give DSW notice of such determination as promptly as practicable. Upon notice of such determination, DSW shall be entitled to no less than sixty (60) days to evaluate DSW's options regarding continuance of insurance coverage under said Insurance Policies and DSW may cancel the DSW Entities' interest in all or any portion of such insurance coverage as of any day within such sixty (60) day period.

      (b) DSW shall promptly pay or reimburse Retail Ventures, as the case may be, for premium expenses, deductibles or retention amounts, and any other costs and expenses which Retail Ventures may incur in connection with the insurance coverages maintained pursuant to this Section 6.01, including but not limited to any retroactive or subsequent premium adjustments. DSW's share of such costs and expenses shall be calculated as set forth in Part (b) of Schedule III.

      SECTION 6.02. Cooperation; Payment of Insurance Proceeds to DSW; Agreement Not to Release Carriers. Each Party shall share such information as is reasonably necessary in order to permit the other Party to manage and conduct its insurance matters in an orderly fashion. Retail Ventures, at the request of DSW, shall cooperate with and use commercially reasonable efforts to assist DSW in recovering Insurance Proceeds under the Retail Ventures Insurance Policies for claims relating to the DSW Business, the assets of DSW or DSW Liabilities, whether such claims arise under any Contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed before the Offering Date, on the Offering Date or during the Insurance Transition Period, and Retail Ventures shall promptly pay any such recovered Insurance Proceeds to DSW. Neither Retail Ventures nor DSW, nor any of their respective Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with the other Party's ability to collect any proceeds payable pursuant to any Insurance Policy. Except as otherwise contemplated by this Agreement or any other agreement between the Parties, after the Offering Date, neither Retail Ventures nor DSW (and each Party shall ensure that no affiliate of such Party), without the consent of the other Party, shall provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of the other Party (or its Subsidiary) thereunder. However, nothing in this Section 6.02 shall (A) preclude any Retail Ventures Entity or any DSW Entity from presenting any claim or from exhausting any policy limit, (B) require any Retail Ventures Entity or any DSW Entity to pay any premium or other amount or to incur any Liability, or (C) require any Retail Ventures Entity or DSW Entity to renew, extend or continue any policy in force.

      SECTION 6.03. DSW Insurance Coverage After the Insurance Transition Period. From and after expiration of the Insurance Transition Period, DSW shall be responsible for obtaining and maintaining insurance programs for the DSW Entities' risk of loss and such insurance arrangements shall be separate and apart from Retail Ventures' insurance programs.

      SECTION 6.04. Deductibles and Self-Insured Obligations. DSW shall reimburse Retail Ventures for all amounts necessary to exhaust or otherwise to satisfy all applicable self-insured retentions, amounts for fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered by Insurance Policies in connection with DSW Liabilities and Insured DSW Liabilities to the extent that Retail Ventures is required to pay any such amounts.

      SECTION 6.05. Procedures with Respect to Insured DSW Liabilities.

      (a) DSW shall reimburse Retail Ventures for all amounts incurred to pursue insurance recoveries from Insurance Policies for Insured DSW Liabilities.

      (b) The defense of claims, suits or actions giving rise to potential or actual Insured DSW Liabilities shall be managed (in conjunction with Retail Ventures' insurers, as appropriate) by the Party that would have had responsibility for managing such claims, suits or actions had such Insured DSW Liabilities been DSW Liabilities.

      SECTION 6.06. Insufficient Limits of Liability for Retail Ventures Liabilities and DSW Liabilities.

      (a) In the event that there are insufficient limits of liability available under Retail Ventures' Insurance Policies in effect prior to the Distribution Date to cover the Liabilities of Retail Ventures and/or DSW that would otherwise be covered by such Insurance Policies, then to the extent that other insurance is not available to Retail Ventures and/or DSW for such Liabilities an adjustment will be made in accordance with the following procedures:

      (i) To the extent the Parties are able to specifically quantify and verify the actual Liabilities incurred by each Party to the exclusion of the other Party, each Party will be allocated an amount equal to the product of (A) the actual Liabilities incurred by such Party, divided by the total actual Liabilities incurred by the Parties, times (B) the lesser of (1) the available limits of liability under Retail Ventures' Insurance Policies in effect prior to the Distribution Date net of uncollectible amounts attributable to insurer insolvencies and (2) the proceeds received from Retail Ventures' Insurance Policies if the Liabilities are the subject of disputed coverage claims and, following consultation with each other, Retail Ventures and/or DSW agree to accept less than full policy limits from Retail Ventures' and DSW's insurers (such available limits and/or proceeds being referred to as the "Coverage Amount").

      (ii) To the extent that the Parties are unable to specifically quantify and verify any such Liabilities or any part of such Liabilities to each Party (to the exclusion of the other Party), each Party will be allocated an amount equal to their shared percentage of the Coverage Amount.

      (iii) A Party who receives more than its share of the Coverage Amount (the "Overallocated Party") agrees to reimburse the other Party (the "Underallocated Party") to the extent that the Liabilities of the Underallocated Party that would have been covered under such Insurance Policies is less than the Underallocated Party's share of the Coverage Amount.

      (iv) This Section 6.06 shall terminate ten (10) years following the end of the Insurance Transition Period, unless terminated sooner in accordance with the provisions of this Agreement.

      SECTION 6.07. Cooperation. Retail Ventures and DSW shall cooperate with each other in all respects, and shall execute any additional documents which are reasonably necessary, to effectuate the provisions of this Article VI.

      SECTION 6.08. No Assignment or Waiver. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any Retail Ventures Entity in respect of any Insurance Policy or any other contract or policy of insurance.

      SECTION 6.09. No Liability. DSW does hereby, for itself and as agent for each other DSW Entity, agree that no Retail Ventures Entity or Retail Ventures Indemnified Person shall have any Liability whatsoever as a result of the insurance policies and practices of Retail Ventures and its Subsidiaries as in effect at any time prior to the end of the Insurance Transition Period, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, or the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

      SECTION 6.10. Additional or Alternate Insurance. Notwithstanding any other provision of this Agreement, during the Insurance Transition Period, Retail Ventures and DSW shall work together to evaluate insurance options and secure additional or alternate insurance for DSW and/or Retail Ventures if desired by and cost effective for DSW and Retail Ventures. Nothing in this Agreement shall be deemed to restrict any DSW Entity from acquiring at its own expense any other Insurance Policy in respect of any Liabilities or covering any period.

      SECTION 6.11. Forbearance and Prior Insurance Coverage.

      (a) From and after the date of this Agreement, Retail Ventures shall not, and shall cause each of its Subsidiaries not to, take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance in effect on the effective date of this Agreement that covers all or any part of the assets, liabilities, business or employees of any DSW Entity with respect to events occurring prior to the Offering Date ("Applicable Insurance"), it being understood that in no event shall any Retail Venture Entity be obligated to pay premiums with respect to periods after the Offering Date in respect of Applicable Insurance.

      (b) Retail Ventures agrees that, from and after the Offering Date, all Applicable Insurance directly or indirectly applicable to any assets, liabilities, business or employees of any DSW Entity shall be for the benefit of the DSW Entity, it being understood that such Applicable Insurance shall also be for the benefit of the Retail Venture Entities to the extent directly or indirectly applicable to any assets, liabilities, business or employees of the Retail Venture Entities. Without limiting the generality of the foregoing, upon DSW's reasonable request, Retail Ventures shall use its reasonable efforts to modify, amend or assign all Applicable Insurance policies and arrangements so that DSW is the direct beneficiary of such Applicable Insurance with all rights to enforce, obtain the benefit of and take all other action in respect of such Applicable Insurance; provided that, if the modifications, amendments or assignments contemplated by this Section 6.11(b) are not permissible, Retail Ventures shall, and shall cause each of its Subsidiaries to, use its reasonable efforts to enter into such other arrangements as DSW may reasonably request to ensure that DSW and the Subsidiaries of DSW are entitled to the benefit (to the fullest extent set forth in the relevant policies and arrangements) of any Applicable Insurance.

      SECTION 6.12. Further Agreements. The Parties acknowledge that they intend to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertaken pursuant to this Agreement or any related agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the Parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in this Agreement or any such related agreement.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

      SECTION 7.01. Annual Budget. Prior to December 31, 2005 and each subsequent year so long as this Agreement is in effect, the Parties agree to work together and to cooperate with each other in good faith to develop an annual budget ("Annual Budget") to reflect the estimated annual Service Costs to each Party for each of the Services to be provided and/or procured by the other Party as contemplated by this Agreement. In the budgeting process, the Parties agree to use their reasonable efforts to harmonize the interests of the Parties to have quality services at affordable costs and to recover the costs of performing and/or procuring the Services. On or before December 31 of each calendar year, an Annual Budget for the next calendar year shall be submitted to the respective Controller or Chief Financial Officer of each of the Parties for review and approval. Such approval shall constitute approval of the Annual Budget by the Party represented by such person. During the months of July and January of each year so long as this Agreement is in effect, the Parties shall conduct a semi-annual reconciliation of actual Service Costs to budgeted Service Costs to determine if there are any significant discrepancies between such costs and, if so, whether the payments for services should be adjusted accordingly.

      SECTION 7.02. Employment Matters. During the Initial Term, neither Party shall, directly or indirectly, solicit active employees of the other Party without the other Party's consent; provided that each Party agrees to give such consent if such Party believes, in good faith, that its consent is necessary to avoid the resignation of an employee from one Party that the other Party would like to employ.

      SECTION 7.03. Shared Expenses Agreement. The Parties agree to share certain costs and expenses related to the store facilities located at Four Union Square, New York, New York, pursuant to the terms and conditions set forth in the Shared Expenses Agreement between the Parties dated of even date herewith (the "Shared Expenses Agreement").

                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.01. Prior Agreements. In the event there is any conflict between the provisions of this Agreement, on the one hand, and the provisions of prior services agreements among any Retail Venture Entity and any DSW Entity (the "Prior Agreements"), on the other hand, the provisions of this Agreement shall govern and such provisions in the Prior Agreements are deemed to be amended so as to conform with this Agreement.

      SECTION 8.02. Other Agreements. In the event there is any inconsistency between the provisions of this Agreement and the respective provisions of the Master Separation Agreement, the Tax Separation Agreement and the Exchange Agreement, respectively, the respective provisions of the Master Separation Agreement, the Tax Separation Agreement and the Exchange Agreement shall govern.

      SECTION 8.03. Future Litigation and Other Proceedings. In the event that DSW (or any of its Subsidiaries or any of its or their respective officers or directors) or Retail Ventures (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the Parties have no prior agreements (as to indemnification or otherwise), the Party (and its Subsidiaries and its and their respective officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other Party's expense, with any reasonable requests by the other Party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of associates or employees as witnesses). In the event that DSW (or any of its Subsidiaries or any of its or their respective officers or directors) and Retail Ventures (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the Parties have no prior agreements (as to indemnification or otherwise), each Party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the expense of the requesting Party, with any reasonable requests of the other Party for assistance in connection therewith (including by way of provision of information and making available of employees as witnesses).

      SECTION 8.04. No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties hereto or, except to the extent provided in Section 4.02, constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever, and neither Party shall have authority or power to bind the other Party or to contract in the name of, or create a liability against, the other Party in any way or for any purpose.

      SECTION 8.05. Subcontractors. Either Retail Ventures or DSW may hire or engage one or more subcontractors to perform all or any of its obligations under this Agreement; provided that, subject to Section 4.03, Retail Ventures and DSW, as the case may be, shall in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the Services provided to the other Party and, provided further, that, in each case, the use of a subcontractor to perform such Party's obligations would not substantially increase the costs to the other Party without the prior written consent of the other Party.

      SECTION 8.06. Force Majeure.

      (a) For purposes of this Section 8.06, "Force Majeure" means an event beyond the control of either Party, which by its nature could not have been foreseen by such Party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

      (b) Without limiting the generality of Section 4.03, neither Party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure; provided that such Party shall have exercised all commercially reasonable due diligence to minimize to the greatest extent possible the effect of Force Majeure on its obligations hereunder.

      (c) Promptly on becoming aware of Force Majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the Party affected shall give written notice to the other Party giving details of the same, including particulars of the actual and, if applicable, estimated continuing effects of such Force Majeure on the obligations of the Party whose performance is prevented or delayed. If such notice shall have been duly given, and actual delay resulting from such Force Majeure shall be deemed not to be a breach of this Agreement, the period for performance of the obligation to which it relates shall be extended accordingly; provided that if Force Majeure results in the performance of a Party being delayed by more than 60 days, the other Party shall have the right to terminate this Agreement with respect to any Service affected by such delay forthwith by written notice.

      SECTION 8.07. Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by the Parties that specifically references or is specifically related to this Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

      SECTION 8.08. Information. Subject to applicable law and privileges, each Party hereto covenants with and agrees to provide to the other Party all information regarding itself and transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

      SECTION 8.09. Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, or mail (with postage prepaid), to the following addresses:

            (a)   If to DSW, to:

                  Peter Horvath
                  DSW Inc.
                  4150 East 5th Avenue
                  Columbus, OH 43219
                  Fax: (614) 238-4133

            (b)   If to Retail Ventures, to:

                  Jim McGrady
                  Retail Ventures, Inc.
                  3241 Westerville Road
                  Columbus, OH 43224
                  Fax: 614-337-4682

or to such other addresses or telecopy numbers as may be specified by like notice to the other Party.

      SECTION 8.10. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of Ohio, excluding its conflict of laws rules.

      SECTION 8.11. Severability. If any terms or other provision of this Agreement or the Schedules or exhibits hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

      SECTION 8.12. Amendment. This Agreement may only be amended by a written agreement executed by both Parties hereto.

      SECTION 8.13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

      SECTION 8.14. Authority. Each of the Parties represent to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

                                              DSW INC.

                                              By: /s/ Peter Z. Horvath
                                                  ------------------------------
                                              Name: Peter Z. Horvath

                                              Title: EVP, COO

                                              RETAIL VENTURES, INC.

                                              By: /s/ James A. McGrady
                                                  ------------------------------
                                              Name: James A. McGrady

                                              Title: CFO

                                  SCHEDULE I
                                       TO
                            SHARED SERVICES AGREEMENT
                             DATED JANUARY 30, 2005
                                     BETWEEN
                              RETAIL VENTURES, INC.
                                       AND
                                    DSW INC.

                               ------------------

      SERVICES TO BE PROVIDED BY RETAIL VENTURES, INC. AND RETAIL VENTURES
                                 SERVICES, INC.

DESCRIPTION OF RETAIL VENTURES              RETAIL VENTURES SERVICE COSTS OR
SERVICE                                     BILLING METHODOLOGY TO DSW

1. GENERAL CORPORATE AND FINANCIAL
SERVICES:

   (i) PAYROLL SERVICES (including          Billing pro-rata based upon number
   preparation and distribution of          of DSW employee checks and Form W-2s
   employee checks; payment of payroll      issued by Retail Ventures. To be
   taxes, garnishment and other             billed weekly in arrears.
   deductions to appropriate parties;
   preparation and filing of employer
   tax returns; and preparation of
   annual W-2s for employees)

   (ii) TREASURY SERVICES (including        DSW to pay $1,000.00 per month and
   cash management; processing and          any stand-alone cash management
   paying invoices and purchase orders;     software and corresponding support
   monthly consolidation of financial       costs if added for DSW Services
   statements; and preparation of checks    only.
   for vendor payment and employee
   reimbursement)

   (iii) Sox and AUDITING Fees              Costs to be allocable based on
   (including coordination of external      sales.
   audit services and assistance with
   compliance with Sarbanes-Oxley
   requirements)

   (iii) ACCOUNTS PAYABLE, GENERAL          Overhead costs to be allocated based
   LEDGER, SALES AUDIT, BUDGET SERVICES-    on - time spent by associates, which
   AND INVENTORY CONTROL. GENERAL LEDGER    will be reviewed and determined
   INCLUDES, BUT IS NOT LIMITED TO,         annually.
   PREPARATION OF QUARTERLY,
                                            Sales Audit charges to include fees

DESCRIPTION OF RETAIL VENTURES              RETAIL VENTURES SERVICE COSTS OR
SERVICE                                     BILLING METHODOLOGY TO DSW

   ANNUAL AND OTHER SEC REPORTS;            associated with software agreements
   ASSISTANCE WITH THE PREPARATION OF       that support DSW Entities.
   ANNUAL REPORT TO SHAREHOLDERS AND
   EARNINGS RELEASES; AND PREPARATION OF
   ERISA REPORTS.

   (v) TAX SERVICES (including              See Tax Separation Agreement between
   preparation and filing of all            DSW and Retail Ventures.
   federal, state and local tax returns,
   reports and other required filings;
   coordination and management of tax
   audits and other similar proceedings;
   and assistance with tax planning, tax
   strategy and compliance with the Tax
   Separation Agreement)

   (vii) Controller Services                Cost to be shared by DSW and Reta
                                            50/50 basis.

   (viii) SSC Corporate Services            Charges incurred on behalf of DSW
                                            entities will be allocated to DSW.
                                            Charges billed to other cost centers
                                            listed in these Agreement Schedules
                                            will be billed under the applicable
                                            cost center's methodology. General,
                                            unallocable charges to be allocated
                                            based on Percent of Sales billing.

2. INFORMATION TECHNOLOGY (ALL COST         Pass-Through Billing with respect to
CENTERS)                                    costs directly related to DSW
                                            Entities and Percent of Sales
                                            Billing with respect to overhead and
                                            Services shared by DSW Entities and
                                            Retail Ventures Entities.

3. HUMAN RESOURCES (ALL COST CENTERS)       Pass-Through Billing with respect to
                                            costs directly related to DSW
                                            Entities.

                                            DSW to pay pro-rata share of
                                            overhead costs per employee of DSW
                                            Entities, subject to adjustment
                                            semi-annually.

4. IMPORT MANAGEMENT AND COMPLIANCE         Pass-Through Billing with respect to
                                            costs directly related to DSW
                                            Entities. Importing fees (including
                                            U.S. Customs fees, Duties,
                                            Commissions, Ocean Freight,
                                            Excel/APL

DESCRIPTION OF RETAIL VENTURES              RETAIL VENTURES SERVICE COSTS OR
SERVICE                                     BILLING METHODOLOGY TO DSW

                                            Logistic Carrier fees and other
                                            associated expense) are allocated to
                                            the businesses by invoice (which
                                            historically is a one-to-one
                                            relationship to container) to the
                                            ratio of the container contents to
                                            the whole containers/trailer.

                                            DSW to pay 40% of the overhead
                                            costs. The overhead allocation
                                            percentage will be reviewed and
                                            determined annually.

5. CHILDREN'S SHOE MERCHANDISING            DSW to pay 33% of the total payroll
                                            compensation of this department.

6. LEGAL SERVICES (including general        General Counsel compensation to be
legal advice from in-house legal staff;     shared by DSW and Retail Ventures on
preparation and review of SEC filings       a 50/50 basis.
and proxy materials; assistance with
corporate resolutions and preparations      Pass-Through Billing with respect to
for shareholders meetings; overseeing       costs directly related to DSW
and managing legal policy and strategy      Entities.
regarding litigation and regulatory
compliance)                                 Department overhead costs and
                                            general, unallocable professional
                                            fees to be allocated based on
                                            Percent of Sales Billing.

7. RISK MANAGEMENT (including management    a) Insurance premium costs billed as
of insurance and workers compensation       specified in Schedule III.
coverage; administration of claims
services; negotiation and acquisition of    b) - Overhead costs are billed on
insurance coverages including, but not      the weighted value of administrative
limited to, property and business           time directed to DSW entities for
interruption, casualty (including           (i) Workers' Compensation, (ii)
workers compensation), director and         General Liability and (iii) Property
officer liability and other liability       & All Other Lines combined with the
coverages)                                  ratio of the number of claims that
                                            are directly related to DSW Entities
                                            to the total number of claims for
                                            (i) Workers' Compensation, (ii)
                                            General Liability and (iii) Property
                                            & All Other Lines. -

8. LOSS PREVENTION (INCLUDING INTERNAL      Overhead costs to be allocated based
AUDIT)                                      on Percent of Sales Billing.

DESCRIPTION OF RETAIL VENTURES              RETAIL VENTURES SERVICE COSTS OR
SERVICE                                     BILLING METHODOLOGY TO DSW

9. RVI CORPORATE EXECUTIVE OVERHEAD         DSW will pay 35% of the total
ALLOWANCE                                   overheads of this cost center that
                                            are associated with the CFO of RVI.
                                            It will exclude the costs associated
                                            with the CEO of RVI.

10. DISTRIBUTION SERVICES                   DSW will pay 10% of total overhead
                                            costs for this department.

11. DEPRECIATION OF IT OFFICE EQUIPMENT     Service fee charged to DSW for
LOCATED AT THE WESTERVILLE ROAD OFFICE      depreciation expenses associated
FACILITY (COST CENTER 01109)                with IT office equipment located at
                                            the Westerville Road Office. The
                                            billable charge for depreciation
                                            expenses is based on Percent of
                                            Sales Billing

12. LETTERS OF CREDIT ASSOCIATED WITH       DSW to be billed 15% of costs
WORKERS' COMPENSATION AND IBNR              associated with letters of credit
                                            for workers compensation and IBNR.

                                   SCHEDULE II
                                       TO
                            SHARED SERVICES AGREEMENT
                             DATED JANUARY 30, 2005
                                     BETWEEN
                              RETAIL VENTURES, INC.
                                       AND
                                    DSW INC.

                       SERVICES TO BE PROVIDED BY DSW INC.

DESCRIPTION OF DSW SERVICE               DSW SERVICE COSTS OR BILLING
                                         METHODOLOGY TO RETAIL VENTURES

1.    SHOE MERCHANDISING:

      (i)   PLANNING AND ALLOCATION      Value City to pay $20,000 per month.
      SUPPORT for Value City
      Department Stores, LLC

2.    DISTRIBUTION

      (i) DISTRIBUTION SERVICES AND      (i) The fixed distribution costs to be
      TRANSPORTATION MANAGEMENT for      charged to RVI are based on the actual
      Value City Department Stores,      monthly fixed costs incurred Filene's
      LLC and                            Basement at the 4150 East 5th Avenue
                                         Distribution Center (and exclude fixed
                                         costs associated with the Offices at
                                         the 5th Avenue Location) divided by the
                                         maximum case storage capacity of the
                                         5th Avenue Distribution Center times
                                         the average number of cases stored on
                                         behalf of Value City at the 5th Avenue
                                         Distribution Center for that month.
                                         Fixed costs incurred at the 5th Avenue
                                         Location that cannot be directly
                                         identified with either the Distribution
                                         Center or the Offices will be allocated
                                         between the Distribution Center and
                                         Offices by the space occupied by each
                                         in terms of square footage. -

                                         (ii) The variable costs to be charged
                                         to RVI are based on the actual monthly
                                         variable costs incurred at the 4150
                                         East 5th Avenue Distribution Center
                                         times the percentage of handling costs
                                         associated

DESCRIPTION OF DSW SERVICE               DSW SERVICE COSTS OR BILLING
                                         METHODOLOGY TO RETAIL VENTURES

                                         with Value City shoes to the total
                                         handling costs incurred for all shoes
                                         at the 5th Avenue Distribution Center
                                         for that month. Handling cost
                                         categories include Maintenance,
                                         Picking/Putaway, Quality Control,
                                         Receiving, Crossdock Receiving and
                                         Shipping, which are based on actual
                                         prior fiscal year costs per case, and
                                         Solids, Store Stock and Tagging, which
                                         are based on actual prior fiscal year
                                         costs per pair. The relevant per case
                                         and pair costs are calculated
                                         separately for (i) Value City and (ii)
                                         DSW, Steinmart, Gordmans and Filene's
                                         Basement and are based on actual prior
                                         year activity for each handling cost
                                         category. Handling costs are calculated
                                         on the relevant cost per case or pair
                                         times the actual cases or pairs
                                         handled for each relevant category for
                                         that month. Variable costs include
                                         salaries and associated payroll
                                         expenses for exempt and non-exempt
                                         personnel employed at the 5th Avenue
                                         Distribution Center, Rent Equipment,
                                         Repairs & Maintenance, Utilities and
                                         Supplies. They exclude Dues &
                                         Subscriptions, Janitorial Services,
                                         Telephone and Travel.

                                         (iii) Transportation Costs- both
                                         inbound and outbound transportation
                                         costs (inclusive of wages, associated
                                         payroll costs, occupancy expenses and
                                         operating expenses) are allocated to
                                         the respective businesses according to
                                         current month activity, which is based
                                         on merchandise receipts as determined
                                         by dollar value.

                                         (iv) Professional fees to be billed on
                                         the weighted average cost per case of
                                         the pools that Value City Shoes
                                         utilizes.

DESCRIPTION OF DSW SERVICE               DSW SERVICE COSTS OR BILLING
                                         METHODOLOGY TO RETAIL VENTURES

3.    REAL ESTATE/PROPERTY MANAGEMENT    Overhead costs to be allocated based on
                                         time spent by associates, which will be
                                         reviewed and determined annually.
                                         Related outside contractors/consultant
                                         costs, including legal services,
                                         allocated based on pass-through
                                         billing.

4.    STORE DESIGN AND CONSTRUCTION      A 5% service fee based on total
      MANAGEMENT                         development costs per project, plus
                                         expenses incurred by DSW on RVI
                                         projects. Overhead costs allocated on
                                         the proportion of RVI projects to total
                                         projects. (extraordinary projects to be
                                         determined on a project by project
                                         basis). Standard American Institute of
                                         Architects (AIA) form of "Agreement
                                         between Owner and Design/Builder" to be
                                         used as design and construction
                                         management agreement between DSW and
                                         Retail Ventures.

                                  SCHEDULE III

                                       TO

                            SHARED SERVICES AGREEMENT

                             DATED JANUARY 30, 2005

                                     BETWEEN

                              RETAIL VENTURES, INC.

                                       AND

                                    DSW INC.
                         _____________________________

                INSURANCE POLICIES MAINTAINED BY RETAIL VENTURES

      The Insurance Polices described in Part (a) below shall be maintained by Retail Ventures, Inc. ("Retail Ventures") on behalf of DSW Inc. ("DSW") and its Subsidiaries pursuant to the terms of the Shared Services Agreement between Retail Ventures and DSW dated January 30, 2005, of which this Schedule is a part. The insurance premiums related to such policies to be paid by DSW, or for which Retail Ventures shall be reimbursed by DSW, are set forth or described in Part (b) of this Schedule. Capitalized terms not otherwise defined in this Schedule shall have the respective meanings assigned to them in the Shared Services Agreement.

(a)   LIST OF INSURANCE POLICIES

      (i) Liability:
             Steadfast Insurance Co. #SCO3822186-02 - primary - $1MM/occurrence XL Insurance Co. #US00007102LI04A - umbrella - $25MM/occ/agg
             Ohio Casualty Co. #ECO(05)52976611, excess GL - $25MM/occ/agg American Guarantee # AEC5086837500- excess GL - $50MM/occ/agg Liberty Mutual Ins. #LQ1-B71-078764032 - excess GL - $50MM/occ/agg ACE Ins. Group #HXW776336 - excess GL - $25MM/occ/agg Great American Ins. #TUE357977102 - excess GL - $25MM/occ/agg

      (ii) Property
             FM Global Insurance #NB918 - $1,000,000,000 blanket limit Ace/Westchester #I20651258002 - excess flood - $10MM Great American #CPP5385581 & #ACG4285581 - excess flood - $5MM Arrowhead Group #303219EQ1 - excess earthquake - $3MM North Shore Mgmt. #NSM24310 - excess earthquake - $12MM
             FM Global #NB918 - Swanson primary earthquake - $1MM

      (iii) Automobile

             St. Paul Travelers #TC2JCAP393K338 - $2MM combined single limit

      (iv) Cargo

             Lloyd's #CD044747 - primary cargo - $10MM/conveyance
             Lloyd's #CD044765 - excess cargo - $5MM/conveyance

      (v) Worker Compensation

             St. Paul Travelers #TC2JUB466K1644 - statutory limits St. Paul Travelers #TRJUB466K1656 - retro AZ, MA & WI only Ohio - Self-insured under SI20005342 West Virginia - State Fund

      (vi) Director and Officer Liability Insurance

             Chubb #___ - primary - $10MM
             XL Specialty #___ - excess D&O - $10MM
             AWAC US #___ - excess D&O - $10MM
             RSUI #___ - excess D&O - $10MM
             AXIS #___ - excess D&O - $10MM
             Arch Insurance Co. #___ - excess D&O - $10MM
             Houston Casualty #___ - excess D&O - $10MM
             Great American #___ - excess D&O - $10MM
             Liberty Mutual #___ - excess D&O - $10MM
             National Union (AIG) #___ - excess D&O - $10MM
             XL Specialty #___ - Side A coverage - $10MM

      (vii) Executive Protection Insurance

             National Union (AIG) #006082944 - crime - $10MM
             National Union (AIG) #647-5648 - special crime (K&R) - $10MM

      (viii) Other

             Fireman's Fund #MXI97900076 - motor truck cargo - $250K/vehicle XL Insurance #XLPUN1502904 - excess punitives - $25MM agg
             Magna Carta #MCPD201467 - excess punitives - $25MM agg

(b)   CALCULATION OF PREMIUM

      (i) DSW shall promptly pay or reimburse Retail Ventures 100% of premium expenses, deductibles or retention amounts Retail Ventures may incur in connection with Insurance Policies that relate solely to the DSW Business.

      (ii) DSW shall promptly pay or reimburse Retail Ventures 50% of premium expenses, deductibles or retention amounts Retail Ventures may incur in connection with Director and Officer Liability Insurance and Executive Protection Insurance.

      (iii) DSW shall promptly pay or reimburse Retail Ventures its proportionate share of premium expenses, deductibles or retention amounts Retail Ventures may incur in connection with Insurance Policies that relate the Retail Ventures Business and the DSW Business. The "Retail Ventures Business" means any business of Retail Ventures other than the DSW Business. DSW's proportionate will be calculated as follows:

      (IV) LIABILITY INSURANCE costs shall be prorated based on the ratio of DSW's sales and loss percentage as compared to total sales and loss. ["LOSS PERCENTAGE" IS DEFINED AS TOTAL INCURRED CLAIMS COST FOR THE PRIOR INSURANCE POLICY TERM. "INCURRED CLAIMS COST" EQUALS RESERVES PLUS PAID AMOUNTS.]

      (V) PROPERTY INSURANCE costs shall be prorated based on the ratio of the value of DSW property covered by the insurance policy as compared to the total value of all property covered by the insurance policy. ["VALUE OF PROPERTY" IS DEFINED AS RETAIL INVENTORY, FIXTURES, LEASEHOLDS, REAL PROPERTY AND BUSINESS INTERRUPTION.]

      (VI) AUTOMOBILE INSURANCE costs shall be charged on each insured vehicle owned or leased by DSW which is covered by the insurance policy.

      (VII) CARGO INSURANCE costs shall be prorated based on the ratio of the duties paid for DSW imports covered by the insurance policy as compared to the total duties paid for all imports covered by the insurance policy.

      (VIII) WORKERS COMPENSATION costs shall be prorated based on an actual per state rate against projected payrolls plus estimated claims cost per location.

      (IX) EXECUTIVE PROTECTION AND OTHERS--Executive Protection Insurance (or crime) and other costs shall be prorated based on the ratio of sales for DSW as compared to the total sales covered by the policy.